CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS SECOND QUARTER 2007 RESULTS

SECOND QUARTER
- Net Revenues Increase 38% -
- Operating Income Grows $22.5 million to $66.6 million -
- Segment EBITDA Increases 38% -

SIX MONTHS
- Net Revenues Increase 32% -
- Operating Income Grows $25.6 million to $85.8 million -
- Segment EBITDA Increases 32% -

HAMILTON, BERMUDA, August 2, 2007 – Central European Media Enterprises Ltd. (CME) (NASDAQ/Prague Stock Exchange: CETV) today announced financial results for the quarter and half-year ended June 30, 2007.

Net revenues for the second quarter of 2007 increased 38% to $216.3 million, compared to the second quarter of 2006. Operating income for the quarter increased $22.5 million to $66.6 million. Net income from continuing operations increased $27.3 million to $34.6 million, and fully diluted earnings per share in respect of continuing operations increased to $0.83 from $0.18 for the quarter.  Segment(1) EBITDA for the quarter increased 38% to $86.9 million, compared to the second quarter of 2006.

Net revenues for the six months ended June 30, 2007 increased 32% to $364.2 million, compared to the first half of 2006. Operating income for the first half increased $25.6 million to $85.8 million. Net income from continuing operations increased $41.6 million to $34.3 million, and fully diluted earnings per share in respect of continuing operations increased to $0.83 from a loss of $(0.18).  Our consolidated results for the first half of 2007 include Markiza in the Slovak Republic, which was not consolidated until January 23, 2006.  Segment(1) EBITDA for the six months ended June 30, 2007 increased 32% to $127.0 million, compared to the first half of 2006.

Michael Garin, Chief Executive Officer of CME, said “Five of our six markets continue to deliver record performances in the second quarter as shown by the 38% EBITDA increase over the same period last year.  While we were disappointed with the EBITDA performance of Studio 1+1, we are convinced that in the next few years Ukraine will become the largest market in which we operate. We remain completely committed to Ukraine and will continue to aggressively but prudently pursue opportunities to further strengthen our presence there. The 2007 outlook for Ukraine is expected to remain uncertain until the outcome of the parliamentary elections, scheduled for September 30, is known.  As a result, we are expanding our full year Segment(1) Net Revenues and Segment(1) EBITDA guidance without lowering the upper end of our ranges to reflect the current political and economic environment in Ukraine that may impact our 2007 results.  This expanded guidance enables us to share with our investors our best current thinking about the year and underscores our commitment to keep investors well informed about both our prospects and challenges.”

- continued -

(1)
Segment Data, Segment Net Revenues and Segment EBITDA are all non US-GAAP measures For further details, including a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below.  We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Consolidated Results for the Three Months Ended June 30, 2007

Consolidated Net Revenues for the three months ended June 30, 2007 increased by 38% to $216.3 million from $156.6 million for the three months ended June 30, 2006.  Operating income for the quarter was $66.6 million compared with $44.0 million for the three months ended June 30, 2006.  Net income for the quarter was $34.6 million compared to $8.5 million for the three months ended June 30, 2006. Fully diluted earnings per share for the three months ended June 30, 2007 was $0.83, increasing $0.62 compared to the three months ended June 30, 2006.

Headline Consolidated Results for the three months ended June 30, 2007 and 2006 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Three Months Ended June 30, (US $000’s)
	2007	2006	$ change	% change
Net Revenues	$216,284	$156,589	$59,695	38%
Operating income	$66,579	$44,033	$22,546	51%
Net income from continuing operations	$34,590	$7,245	$27,345	377%
Net income	$34,590	$8,522	$26,068	306%
Fully diluted earnings per share from continuing operations	$0.83	$0.18	$0.65	361%
Fully diluted earnings per share	$0.83	$0.21	$0.62	295%

Consolidated Results for the Six Months Ended June 30, 2007

Consolidated Net Revenues for the six months ended June 30, 2007 increased by 32% to $364.2 million from $276.3 million for the six months ended June 30, 2006.  Operating income for the period was $85.8 million compared with $60.2 million for the six months ended June 30, 2006.  Net income for the six months ended June 30, 2007 was $34.3 million compared to a net loss of $9.7 million for the six months ended June 30, 2006. Fully diluted earnings per share for the six months ended June 30, 2007 was $0.83, increasing $1.08 compared to the six months ended June 30, 2006.

Headline Consolidated Results for the six months ended June 30, 2007 and 2006 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Six Months Ended June 30, (US $000’s)
	2007	2006	$ change	% change
Net Revenues	$364,196	$276,343	$87,853	32%
Operating income	$85,835	$60,216	$25,619	43%
Net income / (loss) from continuing operations	$34,340	$(7,212)	$41,552	576%
Net income / (loss)	$34,340	$(9,742)	$44,082	452%
Fully diluted earnings / (loss) per share from continuing operations (1)	$0.83	$(0.18)	$1.01	561%
Fully diluted earnings / (loss) per share (1)	$0.83	$(0.25)	$1.08	432%

Segment(1) Results

We evaluate the performance of our operations based on Segment(1) Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

Segment(1) Results for the Three Months Ended June 30, 2007

For the three months ended June 30, 2007, Total Segment(1) Net Revenues increased 38% to $216.3 million from $156.6 million for the three months ended June 30, 2006. Total Segment(1) EBITDA for the three months ended June 30, 2007 increased 38% to $86.9 million from $63.2 million for the three months ended June 30, 2006. Segment(1) EBITDA Margin for the three months ended June 30, 2007 was 40%, in line with that reported in the three months ended June 30, 2006.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA for the three months ended June 30, 2007 and 2006 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Three Months Ended June 30, (US $000's)
	2007	2006	$ change	% change
Segment Net Revenues – Broadcast Operations	$214,987	$155,902	$59,085	38%
Segment Net Revenues – Non-Broadcast Operations	1,297	687	610	89%
Total Segment Net Revenues	$216,284	$156,589	$59,695	38%
Segment EBITDA – Broadcast Operations	$87,175	$62,970	$24,205	38%
Segment EBITDA – Non-Broadcast Operations	(307)	186	(493)	Nm
Total Segment EBITDA	$86,868	$63,156	$23,712	38%
Segment EBITDA Margin	40%	40%

Segment(1) Results for the Six Months Ended June 30, 2007

For the six months ended June 30, 2007, Total Segment(1) Net Revenues increased 31% to $364.2 million from $278.1 million for the six months ended June 30, 2006. Total Segment(1) EBITDA for the six months ended June 30, 2007 increased 32% to $127.0 million from $96.1 million for the six months ended June 30, 2006. Segment(1) EBITDA Margin for the six months ended June 30, 2007 was 35%, in line with that reported in the six months ended June 30, 2006.

(1)
Segment Data, Segment Net Revenues and Segment EBITDA are all non US-GAAP measures For further details, including a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below.  We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA for the six months ended June 30, 2007 and 2006 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Six Months Ended June 30, (US $000's)
	2007	2006	$ change	% change
Segment Net Revenues – Broadcast Operations	$362,409	$276,975	$85,434	31%
Segment Net Revenues – Non-Broadcast Operations	1,787	1,129	658	58%
Total Segment Net Revenues	$364,196	$278,104	$86,092	31%
Segment EBITDA – Broadcast Operations	$127,889	$95,916	$31,973	33%
Segment EBITDA – Non-Broadcast Operations	(900)	155	(1,055)	Nm
Total Segment EBITDA	$126,989	$96,071	$30,918	32%
Segment EBITDA Margin	35%	35%

Guidance for Full Year 2007

We expect our Broadcast Operations to deliver Segment(1) Net Revenues of between US$ 760.0 million and US$ 790.0 million and Segment(1)  EBITDA of between US$ 280.0 million and US$ 306.0 million.

In addition, we expect to invest approximately $10.0 million in developing our Non-Broadcast Operations in 2007.

For 2007, Segment(1) Net Revenues are equal to US GAAP Net Revenues.  We do not present a reconciliation of anticipated Segment(1) EBITDA for the year to December 31, 2007 to an equivalent US GAAP measure because we have a significant amount of debt that is denominated in Euros, and consequently our net earnings are subject to inherently unpredictable and potentially material foreign currency gains or losses.

The Company will host a teleconference to discuss its second quarter results on Thursday, August 2, 2007 at 10:00 a.m. New York time (3:00 p.m. London time and 4:00 p.m. Prague time). The teleconference will refer to presentation slides which will be available on CME’s Web site www.cetv-net.com prior to the call.

To access the teleconference, please dial +1-973-582-2734 (U.S. and International callers) ten minutes prior to the start time. The conference call will be broadcast live via www.cetv-net.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available for two weeks following the call that can be accessed by dialing +1 973-341-3080 (U.S. and International callers), passcode: 9051446. A digital audio replay in mp3 format will also be archived on the Company’s website.

(1)
Segment Data, Segment Net Revenues and Segment EBITDA are all non US-GAAP measures For further details, including a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below.  We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Forward-Looking and Cautionary Statements

This report contains forward-looking statements, including expected revenue and EBITDA growth for 2007, the impact of competitive market dynamics and the political environment in Ukraine, the impact of legal proceedings in Croatia and Ukraine, the results of additional investment in Croatia and Ukraine, the implementation of an advertising sales strategy in the Czech Republic and cost reductions in the Czech and Slovak Republics, our ability to develop and implement multi-channel strategies generally, the growth of television advertising in our markets, the future economic conditions in our markets, future investments in television broadcast operations, the growth potential of advertising spending in our markets, and other business strategies and commitments.  For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the general regulatory environments where we operate and application of relevant laws and regulations, the renewals of broadcasting licenses, our ability to implement strategies regarding sales and multi-channel distribution, the rate of development of advertising markets in countries where we operate, our ability to acquire necessary programming and the ability to attract audiences, our ability to obtain additional frequencies and licenses, and general market and political and economic conditions in these countries as well as in the United States and Western Europe.

This press release should be read in conjunction with our Form 10-Q for the three months and six months ended June 30, 2007, which was filed with the Securities and Exchange Commission on August 2, 2007, and our Annual Report on Form 10-K for the year ended December 31, 2006, as amended by our Annual Report on Form 10-K/A which was filed with the Securities and Exchange Commission on April 30, 2007.

The Company makes available, free of charge, on our website at http://www.cetv-net.com our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a TV broadcasting company operating leading networks in six Central and Eastern European countries with an aggregate population of approximately 90 million people. The Company’s television stations are located in Croatia (Nova TV), Czech Republic (TV Nova, Galaxie Sport), Romania (PRO TV, Acasa, PRO Cinema, PRO TV International, Sport.ro), the Slovak Republic (Markíza), Slovenia (POP TV, Kanal A) and Ukraine (Studio 1+1, Studio 1+1 International, Kino, Citi). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.
###

For additional information, please visit www.cetv-net.com or contact:

Romana Tomasová,	Kate Tellier / Mike Smargiassi
Director of Corporate Communications,	Brainerd Communicators, Inc.
Central European Media Enterprises	+1-212-986-6667
+44 20 7430 5357
romana.tomasova@cme-net.com

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Three Months Ended June 30
	2007	2006
Net revenues	$216,284	$156,589
Operating costs	30,944	26,042
Cost of programming	82,773	52,850
Depreciation of station property, plant and equipment	7,680	6,059
Amortization of broadcast licenses and other intangibles	5,165	4,620
Cost of revenues	126,562	89,571
Station selling, general and administrative expenses	15,699	14,541
Corporate operating costs (including non-cash stock-based compensation of $ 1.3 million and $ 0.7 million in the three months ended June 30, 2007 and 2006, respectively)	7,444	7,696
Impairment loss	-	748
Operating income	66,579	44,033
Interest expense, net	(17,706)	(9,596)
Foreign currency exchange loss, net	(2,116)	(20,625)
Change in fair value of derivatives	7,528	(1,876)
Other (expense) / income	(546)	167
Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	53,739	12,103
Provision for income taxes	(13,419)	(3,582)
Income before minority interest, equity in income of unconsolidated affiliates and discontinued operations	40,320	8,521
Minority interest in income of consolidated subsidiaries	(5,730)	(1,276)
Net income from continuing operations	34,590	7,245
Income from discontinued operations	-	1,277
Net income	$34,590	$8,522

PER SHARE DATA:
Net income per share
Continuing operations – Basic	$0.84	$0.18
Continuing operations – Diluted	$0.83	$0.18
Discontinued operations – Basic	$0.0	$0.03
Discontinued operations – Diluted	$0.0	$0.03
Net income – Basic	$0.84	$0.21
Net income – Diluted	$0.83	$0.21

Weighted average common shares used in computing per share amounts (000s):
Basic	40,941	40,597
Diluted	41,407	41,186

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Six Months Ended June 30,
	2007	2006
Net revenues	$364,196	$276,343
Operating costs	56,601	49,014
Cost of programming	149,126	101,268
Depreciation of station property, plant and equipment	14,579	11,761
Amortization of broadcast licenses and other intangibles	10,327	8,952
Cost of revenues	230,633	170,995
Station selling, general and administrative expenses	31,480	28,707
Corporate operating costs (including non-cash stock-based compensation of $ 2.6 million and $ 1.7 million in the six months ended June 30, 2007 and 2006, respectively)	16,248	15,677
Impairment loss	-	748
Operating income	85,835	60,216
Interest expense, net	(27,688)	(18,661)
Foreign currency exchange loss, net	(5,252)	(31,487)
Change in fair value of derivative	12,052	(1,876)
Other expense	(6,759)	(381)
Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	58,188	7,811
Provision for income taxes	(18,478)	(7,576)
Income before minority interest, equity in income of unconsolidated affiliates and discontinued operations	39,710	235
Minority interest in income of consolidated subsidiaries	(5,370)	(6,717)
Equity in loss of unconsolidated affiliates	-	(730)
Net income / (loss) from continuing operations	34,340	(7,212)
Loss from discontinued operations	-	(2,530)
Net income / (loss)	$34,340	$(9,742)

PER SHARE DATA:
Net income per share
Continuing operations – Basic	$0.84	$(0.18)
Continuing operations – Diluted	$0.83	$(0.18)
Discontinued operations – Basic	$0.0	$(0.07)
Discontinued operations – Diluted	$0.0	$(0.07)
Net income – Basic	$0.84	$(0.25)
Net income – Diluted	$0.83	$(0.25)

Weighted average common shares used in computing per share amounts (000s):
Basic	40,867	39,355
Diluted	41,390	39,355

Segment Data

We manage our business on a geographic basis, and review the performance of each geographic segment using data that reflects 100% of operating and license company results. Our segments are comprised of Croatia, the Czech Republic, Romania, the Slovak Republic, Slovenia and our two businesses in Ukraine.

We evaluate the performance of our segments based on Segment EBITDA. Segment Net Revenues and Segment EBITDA include the results of certain entities (primarily our operations in the Slovak Republic) that were not consolidated until January 23, 2006.

Segment EBITDA is determined as segment net income/loss, which includes costs for program rights amortization, before interest, taxes, depreciation and amortization of broadcast licenses and other intangible assets. Items that are not allocated to our segments for purposes of evaluating their performance, and therefore are not included in Segment EBITDA, include:

•	expenses presented as corporate expenses in our consolidated statements of operations;

•	stock-based compensation charges;

•	foreign currency exchange gains and losses;

•	changes in fair value of derivatives; and

•	certain unusual or infrequent items (e.g., gains and losses/impairments on assets or investments, gain on sale of unconsolidated affiliates).

We use Segment EBITDA as a component in determining management bonuses.

Below is a table showing our Segment EBITDA by operation and a reconciliation of these figures to our consolidated results for the three months and the six months ended June 30, 2007 and 2006:

Reconciliation Between Consolidated Statements of Operations
and Segment Data (non US-GAAP)

	SEGMENT FINANCIAL INFORMATION
	For the Three Months Ended June 30,
	(US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2007	2006	2007	2006
Country
Croatia (NOVA TV)	$10,414	$5,647	$(2,167)	$(2,639)
Czech Republic (TV NOVA)	80,544	56,312	47,595	29,509
Romania (2)	52,224	37,769	22,530	16,424
Slovak Republic (MARKIZA TV)	29,652	20,046	11,712	7,827
Slovenia (POP TV and KANAL A)	20,095	15,555	8,388	6,430
Ukraine (STUDIO 1+1)	22,701	21,062	565	6,037
Ukraine (KINO, CITI)	654	198	(1,755)	(432)
Total Segment Data	$216,284	$156,589	$86,868	$63,156

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income before provision for income taxes, minority interest and discontinued operations	$216,284	$156,589	$53,739	$12,103
Corporate operating costs (including non-cash stock based compensation of $ 1.3 million and $ 0.7 million for the three months ended June 30, 2007 and 2006, respectively)	-	-	7,444	7,696
Depreciation of station assets	-	-	7,680	6,059
Amortization of broadcast licenses and other intangibles			5,165	4,620
Impairment charge	-	-	-	748
Interest expense, net	-	-	17,706	9,596
Foreign currency exchange loss, net	-	-	2,116	20,625
Change in fair value of derivatives	-	-	(7,528)	1,876
Other expense / (income)	-	-	546	(167)
Total Segment Data	$216,284	$156,589	$86,868	$63,156

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.
(2) Romanian channels are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL and SPORT.RO.

	SEGMENT FINANCIAL INFORMATION
	For the Six Months Ended June 30,
	(US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2007	2006	2007	2006
Country
Croatia (NOVA TV)	$17,646	$9,457	$(6,819)	$(7,081)
Czech Republic (TV NOVA)	132,063	96,861	73,262	42,335
Romania (2)	91,566	67,640	37,666	28,037
Slovak Republic (MARKIZA TV)	48,329	31,252	17,468	6,850
Slovenia (POP TV and KANAL A)	32,764	25,782	11,389	9,463
Ukraine (STUDIO 1+1)	40,776	46,540	(1,805)	17,024
Ukraine (KINO, CITI) (3)	1,052	572	(4,172)	(557)
Total Segment Data	$364,196	$278,104	$126,989	$96,071

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$364,196	$276,343	$58,188	$7,811
Corporate operating costs (including non-cash stock based compensation of $ 2.6 million and $ 1.5 million for the six months ended June 30, 2007 and 2006, respectively)	-	-	16,248	15,677
Depreciation of station assets	-	-	14,579	11,761
Amortization of broadcast licenses and other intangibles			10,327	8,952
Impairment charge	-	-	-	748
Unconsolidated equity affiliates (4)	-	1,761	-	(1,283)
Interest expense, net	-	-	27,688	18,661
Foreign currency exchange loss, net	-	-	5,252	31,487
Change in fair value of derivatives	-	-	(12,052)	1,876
Other expense	-	-	6,759	381
Total Segment Data	$364,196	$278,104	$126,989	$96,071

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.
(2) Romanian channels are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL and SPORT.RO.
(3) We acquired our Ukraine (KINO, CITI) operations in January 2006.
(4) Our Slovak Republic operations were accounted for as an equity affiliate until January 23, 2006.